UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2022
MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31573 (Commission File Number)	13-3714405 (I.R.S. Employer Identification No.)
100 International Drive, Baltimore, Maryland 21202
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (410) 581-8042
N/A
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MED	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 15, 2022, Medifast, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

(i) The number of shares voted and broker non-votes for the directors nominated for re-election to the Board are set forth below:

Director Name	For	Against	Abstained	Broker Non-Votes
Jeffrey J. Brown	8,963,910.00	98,639.00	10,602.00	1,067,882.00
Daniel R. Chard	8,771,735.00	284,527.00	16,889.00	1,067,882.00
Constance C. Hallquist	8,896,308.00	161,045.00	15,798.00	1,067,882.00
Michael A. Hoer	9,043,699.00	18,867.00	10,585.00	1,067,882.00
Scott Schlackman	9,037,187.00	25,597.00	10,367.00	1,067,882.00
Andrea B. Thomas	8,912,573.00	144,585.00	15,993.00	1,067,882.00
Ming Xian	8,883,682.00	179,269.00	10,200.00	1,067,882.00

Accordingly, each of the individuals listed above was elected to the Company’s Board of Directors, each to hold office until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

(ii) The stockholders voted on a proposal to ratify the appointment of RSM US LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022. The proposal was approved by a vote of stockholders as follows:

For:	10,069,552.00
Against:	58,676.00
Abstained:	12,805.00

(iii) The stockholders voted on a proposal to approve on an advisory basis the compensation of the Company’s named executive officers as set forth in the proxy statement for the Annual Meeting. The proposal was approved by a vote of the stockholders as follows:

For:	8,615,230.00
Against:	304,225.00
Abstained:	153,696.00
Broker Non-Votes:	1,067,882.00

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements with Certain Officers.

Executive Severance Plan.

On June 16, 2022, the Board of Directors of the Company approved amendments to the Company’s Executive Severance Plan (the “Plan”) to adjust the calculation of the bonus portion of severance benefits upon a qualifying termination during the two years following a change in control. Executives, including each of our named executive officers, are eligible to receive benefits under the Plan. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Plan.

Amendments to the Plan include the following:

a.Upon a qualifying termination that is during the two years following a Change in Control of the Company, and subject to the participant’s execution of a release of claims, the participant will be entitled to severance equal to 1.5 times base salary plus Target Bonus (2.5 times base salary plus Target Bonus for the CEO), and their Target Bonus for year-of-termination, pro-rated based on the number of full months during the year the participant was employed, based on the greater of (i) target level performance or (ii) actual Company performance as determined by the most recent forecast as of the date of termination.

b.The participant would also be entitled to performance-based restricted shares or deferred shares vesting on a pro-rata basis, based on the number of full months during the performance period the participant was employed, at the greater of (i) target level performance level or (ii) actual Company performance as determined by the most recent financial projections/forecast used for accrual purposes as of the date of termination. For those PSU grants that may contain a PSU kicker, the kicker shall be calculated based on the Company’s most current projection of performance.

Item 8.01.    Other Events.

On June 16, 2022, the Company issued a press release announcing the declaration of a cash dividend by the Company’s Board of Directors. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release dated June 16, 2022 titled “Medifast, Inc. Announces Quarterly Dividend”
	104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

By:
James P. Maloney
Chief Financial Officer

Dated: June 16, 2022
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